Exhibit 99.1

FOR:                      AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:           Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:                      KM - Investor Relations
CONTACT:          Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

FOR:                      PM-PR Media consultants
CONTACT:          Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Ampal Receives Delisting Determination; Trading Expected to be
Transferred to the OTCQB Market

TEL AVIV, Israel, January 18, 2013 – Ampal-American Israel Corporation (NASDAQ: AMPL), a holding company with experience in acquiring interests in various businesses with emphasis in recent years on energy, chemical and related fields, announced today that by letter dated January 17, 2013 the NASDAQ Listing Qualifications Hearings Panel has determined to delist the Company’s Class A Stock (the “Class A Stock”) from The NASDAQ Capital Market. As a result, trading of the Class A Stock will be suspended on NASDAQ effective at the open of business on Tuesday, January 22, 2013.  The Company plans to appeal the determination to the NASDAQ Listing and Hearing Review Council. Accordingly, the Company’s shares will not be delisted until the conclusion of the appeal process, which is expected to take several months.   The Company's shares are expected to trade on the OTCQB Market during the appeal process. It is also expected that the Company’s trading symbol will change to AMPLQ, effective with the open of the market on January 22, 2013.

The Company filed a voluntary petition for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York on August 29, 2012, and a plan of reorganization has been proposed by the creditor’s committee.  In connection with the proposed plan of reorganization and its emergence from Chapter 11 bankruptcy, the Company intends to file a new listing application with NASDAQ for the listing of the Class A Stock and for a series of preferred stock proposed to be issued upon the Company’s emergence from bankruptcy.

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq and Egypt, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.